Exhibit 99.1

Aeva Technologies, Inc. Receives Notice Regarding NYSE Continued Listing Standards

The company intends to regain compliance with the NYSE listing standard

MOUNTAIN VIEW, Calif., Sep. 22, 2023 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced that on September 21, 2023, the company received a notice from the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual, as the average closing price of the company’s common stock was less than $1.00 per share over a consecutive 30 trading-day period.

The notice has no immediate impact on the listing of the company’s common stock, which will remain listed and traded on the NYSE during the cure period, subject to the company’s compliance with the other continued listing requirements of the NYSE. Furthermore, the NYSE notice is not anticipated to impact the ongoing business operations of the company or its reporting requirements with the U.S. Securities and Exchange Commission.

The company has responded to the NYSE and intends to consider a number of available alternatives to regain compliance with the applicable price criteria. The company can regain compliance with the average closing price requirement at any time during the six-month cure period if, on the last trading day of any calendar month during the cure period the company has a closing share price of at least $1.00, and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to, statements regarding the company’s ability to regain compliance with Rule 802.01C within the applicable cure periods. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, including the company’s intention to cure the NYSE deficiency and remain listed. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the ability for Aeva to have its products selected for inclusion in OEM products, (v) the ability to manufacture at volumes and costs needed for commercial programs, (vi) Aeva’s ability to obtain the required stockholder approvals and (vii) other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Form 10-Q and Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai